Exhibit 99.1

Innovative Solutions & Support Acquires License for Honeywell’s Display Generator and Flight Control Computer Product Line, Strengthening Position in Military Market

EXTON, Pa., October 3, 2024 — Innovative Solutions & Support, Inc. ("IS&S" or the "Company") (NASDAQ: ISSC) today announced it acquired the license for various generations of military Display Generators and Flight Control Computers from Honeywell.

The deal includes an exclusive license to manufacture, upgrade, and repair the product line. The agreement also grants IS&S exclusive intellectual property rights and includes the transfer of existing inventory necessary for continued manufacturing and support of the products. This acquisition significantly expands IS&S’s capabilities and enhances its presence within the military aviation sector. Following a transition period, IS&S, will be responsible for the activities formerly performed by Honeywell.

Shahram Askarpour, Chief Executive Officer of IS&S, commented, “We are pleased to secure this exclusive licensing agreement from Honeywell, further building on our recent successful transactions with this important strategic partner. This latest transaction not only strengthens our position in the military aviation market, but also enables us to further gain operational efficiencies. We are confident this transaction will enhance our brand’s growth and further expand IS&S’s position in the global military aviation market.”

Jeff DiGiovanni, Chief Financial Officer of IS&S. In connection with this transaction, we have increased the size of our bank credit facility, and we are appreciative of the confidence and continued support shown by our lender, PNC Bank. We maintain a strong financial position following the transaction, with our available liquidity under our expanded credit facility providing us the financial flexibility to both support our ongoing operations and continue the pursuit of our growth objectives, which includes investments in organic growth and additional strategic acquisitions."

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. ( www.innovative-ss.com ) is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IS&S offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IS&S is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products.

720 Pennsylvania Drive Exton Pennsylvania 19341 USA 610-646-9800 FAX 610-646-0146

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about future revenue, financial performance and profitability, future business opportunities, and the impact of the Honeywell asset acquisition and other acquisitions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquisitions, including the Honeywell asset acquisition, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

IR Contact:

Jeffery DiGiovanni

+1 610.646.9800 x 550

jdigiovanni@innovative-ss.com

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

Source: Innovative Solutions & Support, Inc.

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720 Pennsylvania Drive Exton Pennsylvania 19341 USA 610-646-9800 FAX 610-646-0146